Exhibit 10.1

Intersil Corporation
1001 Murphy Ranch Road
Milpitas, CA 95035

 December 20, 2011

David B. Bell
Intersil Corporation
1001 Murphy Ranch Road
Milpitas, CA 95035

RE:           First Amendment to Employment Agreement

Dear Mr. Bell:

The following confirms our desire to amend your employment agreement with Intersil Corporation (the “Company”), dated as of May 4, 2010 (the “Employment Agreement”).

In consideration of your past and continued service to the Company and the mutual covenants and agreements contained in this first amendment to the Employment Agreement (the “Amendment”), the Company and you hereby agree, intending to be legally bound, as follows:

1.      Section 1(a) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“You will continue to be employed by Intersil pursuant to the terms of this Agreement as its President and Chief Executive Officer until May 4, 2013, unless sooner terminated in accordance with Section 6 hereof (the “Term of Employment”).  Thereafter, and unless your employment was terminated earlier in accordance with Section 6 hereof, you shall continue to be employed by Intersil on an at-will basis.”

2.      The second to last paragraph of Section 6(e) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“In no event shall the expiration of the Term of Employment constitute Termination without Cause, an Involuntary Termination or Termination for Death or Disability; provided, however, that in the event that you continue to be employed by Intersil on an at-will basis following the expiration of the Term of Employment, then, upon your Termination without Cause or Involuntary Termination after the expiration of the Term of Employment (and unless otherwise specifically provided in an award agreement) (a) your unvested options and DSUs (other than any such options and DSUs subject to performance-based vesting) shall fully vest and (b) your unvested performance-based options, PDSUs and other performance-based equity awards shall become vested, but only to the extent of the achievement of the relevant performance measures through the last day of the fiscal quarter immediately preceding the date on which the Termination without Cause or Involuntary Termination, as the case may be, occurs (or through such other date as may be provided in the applicable award agreement).”

3.      The first sentence of Section 10(a) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“During your employment with Intersil and for two years thereafter, and as a condition of Intersil’s obligation to pay you any amounts or benefits under Section 7 (if applicable), you will not engage in any activity which is directly competitive with the business of Intersil or its subsidiaries and you will not, on behalf of yourself or any third party, solicit or attempt to induce any employee of Intersil or its subsidiaries to terminate his or her employment with Intersil or its subsidiaries.”

4.      Section 12(k) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

Certain Incentive Compensation Matters. “Notwithstanding any other provision of this Agreement, you agree to be subject to the terms of the Intersil Corporation Incentive-Based Compensation Clawback Policy adopted by Intersil on November 1, 2011 (as amended from time to time).

5.      A new Section 12(l) is hereby added to the Employment Agreement to read as follows:

“The last two paragraphs of Section 6(e) and the provisions of Sections 9, 10, 11 and 12 shall survive the termination or expiration of the Term of Employment.”

6.      Except as amended hereby, the Employment Agreement shall continue in effect in accordance with its terms.

Please indicate your acceptance of the above Amendment by signing below in the space indicated.

Very Truly Yours,
INTERSIL CORPORATION

By:	/s/ Thomas C. Tokos
Name:	Thomas C. Tokos
Title:	Sr. Vice President, General Counsel and Secretary

/s/ Dave B. Bell
Dave B. Bell